Exhibit 99.1

CNSV SIGNS LETTER OF INTENT TO ACQUIRE AN INTEREST IN THIRTEEN GAS WELLS  WITH SUBSTANTIAL LEASE ACREAGE IN TENNESSEE IN AN ALL STOCK TRANSACTION

March 9, 2010

Henderson, NV, /Consolidation Services, Inc. (“CNSV”) (OTCBB:CNSV), announced today that CNSV has signed a Letter of Intent (“LOI”) to acquire an interest in thirteen gas wells located in Tennessee in an all stock transaction with an unaffiliated party. The Parties to the LOI are scheduled to sign a Definitive Purchase Agreement (“Agreement”) on or before March 15, 2010 and close the transaction on or before March 29, 2010; subject to, among other things, completion of due diligence and negotiating the Agreement. Additional details will be available once the legal, accounting and audit personnel advise on the transaction and the Agreement is signed. Definitive agreements are progressing on schedule for the fifteen Kentucky wells referenced in our March 3, 2010 press release.

Dr. Thomas, CEO said, “This acquisition, when completed, will increase the acres available for future drilling and increase the number of drilled wells owned by CNSV, as management focuses on the acquisition of oil and gas assets using CNSV common stock.”  The pending acquisition is consistent with CNSV’s strategy to “grow shareholder value through the acquisition of oil and gas reserves and income producing properties.”  As previously announced, CNSV’s coal assets and liabilities owned as of January 1, 2010, have been spun-off to CNSV’s shareholders of record as of January 31, 2010.

About Consolidation Services, Inc.

CNSV is engaged in the acquisition and development of oil and gas mineral rights in eastern Kentucky. The Company owns oil and gas rights on approximately 12,000 acres in eastern Kentucky.

Forward Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and under the ’safe harbor’ provisions of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements.  Without limiting the foregoing, the words “believe,” “anticipate,” “plan,” “expect,” “seek,” “potential”, “estimate” and similar expressions are intended to identify forward-looking statements.  These statements relate to future events or to the Company’s future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond the Company’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements.

Any forward-looking statement reflects the Company’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity.  Such risks, uncertainties and other factors which could impact the Company and the forward-looking statements contained herein are included in the Company’s filings with the Securities and Exchange Commission.  The Company assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

COMPANY CONTACT:

John C. Francis
Vice President/CFO
info@consolidationservicesinc.com
702.630.2345